Exhibit 21.1

List of Subsidiaries of the Registrant

Entity Name	State
GA 2 (Uncasville CT) LLC	Delaware
GA 3 (Sinking Spring PA) LLC	Delaware
GA 5 (Sterling MA) LLC	Delaware
GA NA 1 (Lincoln IL) LLC	Delaware
GA NA 3 (Mount Dora FL) LLC	Delaware
NewLake Capital Partners, Inc.	Maryland
Nlcp 1 Oak Hill Rd MA, LLC	Delaware
Nlcp 1036 West Dekalb Pike PA, LLC	Delaware
NLCP 1120 CUMMINS DR MO, LLC	Delaware
Nlcp 1150 North 21St St OH, LLC	Delaware
Nlcp 1413 W North IL, LLC	Delaware
Nlcp 156 Lincoln MA, LLC	Massachusetts
Nlcp 164 Grove Street MA LLC	Massachusetts
Nlcp 2229 Diehl IL, LLC	Illinois
Nlcp 2301 16Th Street Sw ND, LLC	Delaware
Nlcp 2400 West US Route 6 IL, LLC	Delaware
Nlcp 25 Ware St MA, LLC	Delaware
Nlcp 409 Baltimore Pike PA, LLC	Delaware
Nlcp 4645 DE Soto CA, LLC	California
Nlcp 4758 N. Milwaukee IL, LLC	Illinois
Nlcp 500 W Misty Willow Ln AZ, LLC	Delaware
Nlcp 511 Industry PA, LLC	Pennsylvania
Nlcp 520 Shamokin Street PA LLC	Pennsylvania
Nlcp 7 Legion MA, LLC	Massachusetts
Nlcp 717 West Union Ave IL, LLC	Delaware
Nlcp 7303 Kanis Rd AR, LLC	Delaware
Nlcp 79 Gold Star Hwy CT, LLC	Delaware
Nlcp 939 Boston Turnpike MA LLC	Massachusetts
Nlcp 9930 West 190Th St IL, LLC	Delaware
NLCP OPERATING PARTNERSHIP LP	Delaware
GreenAcreage Management LLC	Delaware